Exhibit 10-A

                                          AMENDED AND RESTATED PROFIT
                                          MAINTENANCE AGREEMENT dated as of
                                          July 1, 1993 between Ford Motor
                                          Company, a Delaware corporation
                                          (hereinafter called "Ford"),
                                          and Ford Motor Credit Company, a
                                          Delaware corporation (hereinafter
                                          called "Ford Credit")

                                       WITNESSETH:

               WHEREAS, Ford and Ford Credit (i) entered into a profit maintenance agreement dated as of December 12, 1974, as amended by amendments dated as of April 14, 1978, January 15, 1980, March
28, 1989 and March 15, 1990; and (ii) desire to further amend and restate the same to read as set forth below (such amended and restated profit maintenance agreement being hereinafter called the "Agreement").

               NOW, THEREFORE, the parties hereto agree that the Agreement shall read as follows:

               WHEREAS, Ford Credit is a wholly-owned subsidiary of Ford;

               WHEREAS, Ford Credit has agreed, for the remainder of the calendar year 1993 and for each subsequent calendar year through 1998, to continue to make available financing accommodations to dealers in vehicles manufactured or sold by Ford to no less an extent than Ford Credit made such services available during the calendar year 1992 and the first half of 1993.

               WHEREAS, in consideration of the foregoing, Ford has agreed to make payments to Ford Credit in the events and upon the conditions set forth in this Agreement;

               NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter provided, the parties hereto hereby agree as follows:

               1. As used herein, "Invested Capital" shall mean an amount equal to stockholder's equity less net assets of unconsolidated subsidiaries, as shown on a consolidated balance sheet of Ford
Credit and its consolidated subsidiaries, determined as of the beginning of the calendar year for which any computation is made hereunder.

               2.(a) Ford shall make a payment, to the extent required, to Ford Credit, as of the end of each quarterly accounting period during the years 1993 through 1998 (beginning with the third quarter of 1993), equal to the greater of (i) an amount sufficient to cause the income before income taxes of Ford Credit and its consolidated subsidiaries, for the portion of the calendar year ended at the end of such quarterly period, as shown on a consolidated statement of income of Ford Credit and its consolidated subsidiaries for such portion of the calendar year, to be not less than 2% on an annualized basis of Invested
Capital, or (ii) an amount sufficient to cause the net income of Ford Credit and its consolidated subsidiaries (which is, among other things, after provision for income taxes and after giving effect to net income or loss of unconsolidated subsidiaries), for such portion of the calendar year, as shown on such statement of income, to be not less than 1% on an annualized basis of Invested
Capital.  In the event that the amounts computed under clauses
(i) and (ii) above shall be equal, Ford shall make a payment to Ford Credit equal to such amount.

               (b) In the event that Ford shall have made a payment to Ford Credit under paragraph 2(a) with respect to any portion of a calendar year, and Ford Credit thereafter shall have, for the portion of the calendar year ended at the end of any subsequent quarterly accounting

                                    -1-
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period during the same calendar year, both
(i) income before income taxes of Ford Credit and its consolidated subsidiaries in an amount in excess of 2% on an annualized basis of Invested Capital, and (ii) net income of Ford Credit and its consolidated subsidiaries in an amount in excess of 1% on an annualized basis of Invested Capital, Ford Credit shall make a repayment to Ford equal to the lesser of (A) an amount sufficient to reduce income before income taxes of Ford Credit and its consolidated subsidiaries to 2% on an annualized basis of Invested Capital, or (B) an amount sufficient to reduce net income of Ford Credit and its consolidated subsidiaries to 1% on an annualized basis of Invested Capital (but not to exceed the aggregate of any payments made to Ford Credit hereunder during such year less any prior repayments made by Ford Credit during such year under this paragraph 2(b)). In the event that the amounts computed under the clauses (A) and (B) above shall be equal, Ford Credit shall make a repayment to Ford equal to such amount.

               3. Ford Credit shall continue to make wholesale inventory and retail financing accommodations generally available to dealers in vehicles manufactured or sold by Ford and to their customers during the remainder of 1993 and during each subsequent calendar year through 1998 to no less an extent than Ford Credit made such services available during 1992 and the first half of 1993.

               4. All determinations hereunder shall be made in accordance with generally accepted accounting principles.

               5. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall supersede all prior agreements between the parties hereto with respect to the subject matter hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


Attest:                                   FORD MOTOR COMPANY


/Thomas DeZure/                          /M.S. Macdonald/


                                          FORD MOTOR CREDIT COMPANY

/Hurley D. Smith/                        /W. O. Staehlin/



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